Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-123540, 333-124441, 333-160512, 333-162674, 333-181422, 333-184344, 333-203175, 333-203176, and 333-256179) on Form S-8 and (Nos. 333-207141, 333-226729, 333-233913, and 333-239498) on Form S-3 of Overstock.com, Inc. of our report dated February 15, 2022, with respect to the financial statements of Medici Ventures, L.P., which report appears in the Form 10-K of Overstock.com, Inc. dated February 24, 2023.

/s/ KPMG LLP
Salt Lake City, Utah
July 3, 2023